Exhibit 4.2

GEMPHIRE THERAPEUTICS INC.

INVESTOR RIGHTS AGREEMENT

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3.5	PAYMENT OF CORPORATE TAXES; CORPORATE EXISTENCE AND LICENSES; MAINTENANCE OF PROPERTIES	16

3.6	INSURANCE	17

3.7	MAINTENANCE AND PROTECTION OF INTELLECTUAL PROPERTY	17

3.8	EMPLOYEE AGREEMENTS	17

3.9	EMPLOYEE VESTING	17

3.10	RELATED PARTY TRANSACTIONS	18

3.11	MATTERS REQUIRING MAJORITY OF THE BOARD APPROVAL AND APPROVAL OF A MAJORITY OF THE HOLDERS OF THE PREFERRED	18

3.12	BOARD MATTERS	18

3.13	TERMINATION OF COVENANTS	18

SECTION 4. PARTICIPATION RIGHTS		19

4.1	SUBSEQUENT OFFERINGS	19

4.2	EXERCISE OF RIGHTS	19

4.3	ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS	19

4.4	TERMINATION AND WAIVER OF PARTICIPATION RIGHTS	19

4.5	TRANSFER OF PARTICIPATION RIGHTS	20

4.6	SALE WITHOUT NOTICE	20

4.7	LOSS OF PARTICIPATION RIGHTS	20

4.8	EXCLUDED SECURITIES	20

SECTION 5. MISCELLANEOUS		21

5.1	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	21

5.2	SUCCESSORS AND ASSIGNS	21

5.3	ENTIRE AGREEMENT	22

5.4	[RESERVED]	22

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5.5	SEVERABILITY	22

5.6	AMENDMENT AND WAIVER	22

5.7	DELAYS OR OMISSIONS	22

5.8	NOTICES	23

5.9	ATTORNEYS’ FEES	23

5.10	TITLES AND SUBTITLES	23

5.11	ADDITIONAL INVESTORS	23

5.12	AGGREGATION OF STOCK	23

5.13	COUNTERPARTS	23

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GEMPHIRE THERAPEUTICS INC.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 31, 2015 by and among GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”), and the Investors listed on EXHIBIT A attached to this Agreement (collectively, the “Investors” and each, without distinction among them, an “Investor”).

RECITALS

WHEREAS, the Investors, concurrent with the execution of this Agreement, are purchasing shares of the Company’s Series A Preferred Stock (the “Series A Preferred” or “Preferred”) pursuant to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), by and among the Company and the Investors; and

WHEREAS, the Company and the Investors desire to enter into this Agreement to provide the Investors with the rights and privileges set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  GENERAL.

1.1          DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Change in Control” means (i) the sale of substantially all of the assets of the Company, or (ii) the consolidation or merger of the Company with or into any other corporation or other entity or person or any other corporate reorganization, in which the capital stock of the Company prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, provided, however, that (A) any consolidation or merger effected exclusively to change the domicile of the Company, or (B) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof, shall not constitute a Change in Control.

(b)           “Common Stock” means the Company’s common shares, as so designated in the Restated Certificate.

(c)           “Equity Securities” means (i) any Common Stock, the Preferred or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, the Preferred or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, the Preferred or other security, or (iv) any such warrant or right.

(d)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)            “Holder” means any Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(g)           “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(h)           “Proprietary Rights” means patents, trademarks, trade names, know-how, rights in trade dress and packaging, and shop rights, copyrights, inventions, trade secrets, service marks and all other intellectual property rights, in each case whether registered or not and in each case wherever such rights exist throughout the world, and including the right to recover for any past infringement.

(i)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)            “Registrable Securities” means (i) Common Stock of the Company issued or issuable upon conversion of the Preferred and (ii) any other shares of Common Stock of the Company held beneficially or of record (or issuable upon the conversion or exercise of any warrant, right or other security which is held beneficially or of record) by a holder of the securities described in the foregoing clause (i). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(k)           “Registrable Securities Deemed Outstanding” means the shares of the Company’s Common Stock that are Registrable Securities that are either: (i) then issued and outstanding, or (ii) issuable upon the exercise or conversion of vested rights under exercisable or convertible securities.

(l)            “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $30,000 for a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

1.2          “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as it may be amended or further restated from time to time as permitted by the terms thereof and this Agreement.

“Rule 144” means Rule 144, as promulgated under the Securities Act, or any similar or analogous rule promulgated under the Securities Act.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Special Registration Statement” means (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the resale of securities issued in such a transaction, or (iii) a registration related to stock issued upon conversion of debt securities.

“State Securities Laws” means all applicable state securities laws and regulations, including, without limitation, the registration, permit or qualification requirements thereunder.

SECTION 2.  RESTRICTIONS ON TRANSFER; REGISTRATION.

2.1          RESTRICTIONS ON TRANSFER.

(a)           Each Holder agrees not to make any disposition of all or any portion of Registrable Securities unless and until:

(i)            There is then in effect a registration statement under the Securities Act and the State Securities Laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)           (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be required in connection with any transfer of shares of Registrable Securities made in compliance with Rule 144 and State Securities Laws.

(iii)         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

(b)           Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under State Securities Laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(c)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(d)           Any legend endorsed on an instrument pursuant to State Securities Laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

(e)           The restrictions set forth in this Section 2.1 shall terminate upon completion of the Company’s Initial Offering.

2.2          DEMAND REGISTRATION.

(a)           Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of not less than twenty-five percent (25%) of the outstanding shares of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act having an aggregate offering price to the public of not less than $5,000,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other outstanding securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. A registration statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, fewer than 25% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)            prior to the earlier of (A) the third anniversary of the date of this Agreement, or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii)           after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)         during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, the registration statement on Form S-1, Form SB-1 or Form SB-2, or any similar or successor form pertaining to the Initial Offering; provided, however, that the Company makes a reasonable good faith effort to effect such registration as soon thereafter as practicable;

(iv)          prior to ninety (90) days after the first follow-on offering of the Company’s Common Stock to the public that is registered under the Securities Act and follows the Initial Offering;

(v)           if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement with respect to the Initial Offering within ninety (90) days;

(vi)          if the Registrable Securities to be included in the registration statement could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period and the Company is currently subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act;

(vii)        if the Company shall furnish to Holders requesting a registration pursuant to this Section 2.2, a certificate signed by 1) the Chairman of the Board of Directors of the Company (the “Board”) or 2) a majority of the then-serving members of the Board stating that in their good faith judgment, it would directly, materially and adversely affect the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that such right to delay a request together with the similar right pursuant to Section 2.4(b)(v) shall be exercised by the Company not more than once in any twelve (12) month period;

(viii)       if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(ix)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3          PIGGYBACK REGISTRATIONS.

(a)           The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company solely for cash (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) business days after the above-described notice from the Company, so notify the Company in writing and the Company will use its commercially reasonable efforts to cause the Registrable Securities so requested by such Holder to be included in such registration statement. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of such Holder’s Registrable Securities in any registration statement thereafter filed by the

Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)           If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities offered for sale by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis, provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration unless such offering is the Initial Offering, in which case, the selling Holders may be excluded. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4          SHORT FORM REGISTRATION. In the event the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3, Form S-2, or any successor or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will use its commercially reasonable efforts to:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)            if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3, Form S-2 or any similar short form registration statement for the Holders pursuant to this Section 2.4;

(ii)           if Form S-3/S-2 is not available to the Company for such offering by the Holders;

(iii)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

(iv)          if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.4, the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v)           if the Company shall furnish to the Holders a certificate signed by 1) the Chairman of the Board or 2) a majority of the then-serving members of the Board, stating that in the good faith judgment of the Board, it would directly, materially and adversely effect the Company and its stockholders for such Form S-3 or S-2 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or S-2 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that such right to delay a request together with the similar right pursuant to Section 2.2(c)(vii) shall be exercised by the Company not more than once in any twelve (12) month period; or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)           Subject to the foregoing, the Company shall file a Form S-3 or Form S-2, as applicable, registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.

2.5          EXPENSES OF REGISTRATION.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 hereof shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered, pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not notified in writing by the Company prior to the time of such request, or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or to a demand registration.

2.6          OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, use it commercially reasonable efforts to:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold by the Initiating Holders, which consent shall not be unreasonably withheld. If so directed by the Company, the Initiating Holders shall use their reasonable efforts to deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies then in such Initiating Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f)            Cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed.

(g)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h)           Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, those items required to be delivered by or on behalf of the Company to the underwriters pursuant to the underwriting agreement.

2.7          TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the earlier of: (a) five (5) years after the date of the Company’s Initial Offering or (b) the occurrence of an event contemplated by Subsection 3(c) of Section C of Article IV of the Restated Certificate. In addition, a Holder’s registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold in a single transaction pursuant to Rule 144.

2.8          DELAY OF REGISTRATION; FURNISHING INFORMATION.

(a)           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities as shall be necessary in order to assure compliance with federal and applicable State Securities Laws.

2.9          INDEMNIFICATION.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any State Securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any State Securities Law in connection with the offering covered by such registration statement; and the Company will pay, as incurred, to each such Holder, partner, officer, director, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder, which information relates to such person or entity or his or its relationship with the Company.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder to the Company specifically for use in connection with such registration, which information relates to such person or entity or his or its relationship with the Company; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

(c)           Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)           If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)           The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10        ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a partner or retired partner of any Holder which is a partnership, (b) is a member or former member of any Holder which is a limited liability company, (c) is a Holder’s family member or trust for the benefit of an individual Holder, (d) acquires at least five percent (5%) of all Registrable Securities Deemed Outstanding (as adjusted for stock splits and combinations), or (e) acquires such Registrable Securities in a transfer permitted under Section 2.1(a)(ii); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement

2.11        AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver affected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12        LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.10 hereof, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities Deemed Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13        “MARKET STAND-OFF” AGREEMENT.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) not to exceed one hundred eighty (180) days for the Initial Offering and ninety (90) days for any subsequent public offering; following the effective date of the registration statement filed by the Company under the Securities Act in connection with an underwritten offering; provided, however, that all officers, directors, employees and 1% stockholders of the Company (those holding 1% or more of the Company’s Common Stock determined on an as-converted basis) enter into similar agreements. Notwithstanding anything herein to the contrary, the provisions of this Section 1.12 shall not apply to any shares purchased in the Initial Offering or in the secondary market following the Initial Offering.

2.14        AGREEMENT TO FURNISH INFORMATION.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this Section 2.14 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the applicable period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder shall use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing such Holder for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering that includes selling stockholders.

2.15        RULE 144 REPORTING.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public to the extent required by applicable law;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, if any, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration, and which the Company is able to provide without unreasonable effort or expense.

SECTION 3.  COVENANTS OF THE COMPANY.

3.1          BASIC FINANCIAL INFORMATION AND REPORTING.

(a)           The Company shall maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in substantial accordance with generally accepted accounting principles consistently applied.

(b)           The Company shall furnish to each Holder of not less than ten percent (10%) of the shares of the Preferred (or an equivalent amount of the Common Stock issued upon conversion) (each, a “Major Investor”), each Board member and each Board observer, as soon as practicable after the end of each calendar quarter, and in any event within thirty (30) days thereafter:

(i)            a consolidated balance sheet of the Company as of the end of each such quarter, and a consolidated statement of income, a consolidated statement of cash flows and the balance sheet of the Company for such quarter and for the current fiscal year to date, prepared by management of the Company in substantial accordance with generally accepted accounting principles consistently applied and setting forth in each case, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(ii)           an updated capitalization table, certified by the Company’s Chief Executive Officer or Chief Financial Officer.

(c)           As soon as practicable after the end of each fiscal year of the Company and in any event within one hundred twenty (120) days thereafter, the Company shall furnish to each Holder, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), audited and certified by an accounting firm acceptable to the Board.

3.2          OPERATING BUDGET. The Company will cause its management to prepare and submit to the Board for its approval no later than thirty (30) days after the commencement of each fiscal year, an annual budget and plan for such fiscal year, which shall include the Company’s forecasted revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year, together with management’s written discussion and analysis of such budget and plan. The budget shall be accepted as the budget for such fiscal year when it has been approved by the Board and, thereupon, a copy of such budget as so approved promptly shall be sent to each Major Investor. The Company shall review the budget periodically and shall promptly advise the Board and each Major Investor of all changes therein and all material deviations therefrom.

3.3          INSPECTION. The Company shall permit each Holder of not less than ten percent (10%) of the shares of the Preferred, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or would adversely affect the attorney-client privilege between the Company and its counsel.

3.4          CONFIDENTIALITY OF RECORDS.  Each Investor agrees to use, and to use its best efforts to insure that its representatives use, the same degree of care as an Investor uses to protect its own confidential information to keep confidential any information furnished by the Company to such Investor and identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such confidential or proprietary information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section.

3.5          PAYMENT OF CORPORATE TAXES; CORPORATE EXISTENCE AND LICENSES; MAINTENANCE OF PROPERTIES. The Company shall:

(a)           (i) Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien, charge or encumbrance upon its property; (ii) withhold all monies required to be withheld by the Company from employees for income taxes, Social Security and unemployment insurance taxes; and (iii) complete and file, on a timely basis, all tax returns and reports required to be filed by it; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by the Company adequate with respect thereto;

(b)           Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all of its corporate rights, franchises, licenses and permits that are material to its business; provided, however, that nothing in this subsection (b) shall (i) prevent the abandonment or termination of the Company’s or any subsidiary’s authorization to do business in any foreign state or jurisdiction, if, in the opinion of the Board, such abandonment or termination is in the best interest of the Company or such subsidiary, (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed and contested in good faith, or (iii) prevent the Company from effecting a merger, consolidation or voluntary dissolution upon obtaining the required approval, if any, of such Board and/or the stockholders of the Company; and

(c)           Maintain and keep, or cause to be maintained and kept, its property in working order and condition (subject to ordinary wear and tear), and from time to time make, or cause to be made, all repairs, renewals and replacements which, in the opinion of the management of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company or any subsidiary from selling or otherwise disposing of any property whenever in the good faith judgment of the Company’s management such property is obsolete, worn out, without economic value, or unnecessary for the conduct of the business of the Company or such subsidiary.

3.6          INSURANCE.  The Company shall keep all of its insurable property insured against loss or damage by fire and other risks. The Company shall bind D&O insurance with a carrier and in an amount satisfactory to the Board. In the event the Company merges with another entity and is not the surviving entity, or transfers all of its assets, the Company shall take reasonable efforts to ensure that the successors of the Company assume the Company’s obligations with respect to indemnification of Directors.

3.7          MAINTENANCE AND PROTECTION OF INTELLECTUAL PROPERTY. The Company shall use its commercially reasonable efforts to maintain all Proprietary Rights and all applications and registrations therefor owned or held by the Company or hereafter owned or held by the Company in full force and effect in the United States and, except where application, registration, or maintenance of any registration or patent would not be, in the reasonable judgment of the Board, cost-effective, in other countries in which the Company shall engage in business, including, but not limited to, (a) the prosecution of applications to register or perfect rights or claims in and to any Proprietary Rights, (b) the registration of license agreements, the timely filing of affidavits of use, renewals, or other maintenance filings, and (c) the timely payment of filing, issue and maintenance fees. The Company shall not abandon or let lapse or pass to the public domain any of the Proprietary Rights now or hereafter owned or held by the Company that are material to its business, shall not encumber or license others to use the Proprietary Rights owned by it except in the ordinary course of the Company’s business, and shall maintain the confidentiality and trade secret status of all Proprietary Rights that are confidential except where and only to the extent that disclosure is necessary to obtain copyright registrations or patents, or is necessary or desirable in the prudent conduct of the Company’s business.

3.8          EMPLOYEE AGREEMENTS.  The Company will cause (i) each person now or hereafter employed by it or any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) as well as Board members with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one year non-competition and non-solicitation agreement, each substantially in the form approved by the Board.

3.9          EMPLOYEE VESTING.  Unless approved by a majority of the members of the Board or duly appointed committee thereof (as defined below), all future employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company’s capital stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months and (ii) a 180-day lockup period in connection with the Company’s IPO.

3.10        RELATED PARTY TRANSACTIONS.  The Company will not enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except for transactions contemplated by this Agreement and the Purchase Agreement, transactions resulting in payments to or by the Company in an amount less than $50,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the non-employee directors of the Board. The term “non-employee director” has the meaning assigned to such term in the Commission’s Rule 16b-3.

3.11        MATTERS REQUIRING MAJORITY OF THE BOARD APPROVAL AND APPROVAL OF A MAJORITY OF THE HOLDERS OF THE PREFERRED.  Without the prior approval of at least a majority of the members of the Board or duly appointed committee thereof and a majority of the Holders of the Preferred, the Company shall not:

(a)           issue or authorize any class or series of equity securities or equivalents (except pursuant to a management stock option plan approved by the Board of Directors);

(b)           effect any transaction that results in a change in control;

(c)           incur any convertible debt financing in excess of $1 million;

(d)           change the principal business of the Company, enter new lines of business, or exit the current line of business;

(e)           materially sell, transfer, license, pledge or encumber technology or intellectual property (ordinary course of business is excluded including geographic partnerships); = or

(f)            increase the size of the option pool.

3.12        BOARD MATTERS.  Unless otherwise agreed by a vote of the majority of the members of the Board, the Board shall meet at least four times per year. The Company shall reimburse the Series A Director for all reasonable out-of-pocket expenses incurred in performance of their duties as directors.

3.13        TERMINATION OF COVENANTS. All covenants of the Company contained in this Section 3 shall expire and terminate as to each Investor or Holder of Registrable Securities, as applicable, upon the earlier of (a) the effective date of the registration statement pertaining to the Initial Offering or (b) upon a Change in Control.

SECTION 4.   PARTICIPATION RIGHTS.

4.1          SUBSEQUENT OFFERINGS.  Each Investor (each, a “Participation Rights Investor”) shall have a right to purchase such Participation Rights Investor’s pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.8 hereof. Each Participation Rights Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s outstanding Common Stock (treating all shares of convertible preferred stock or warrants to acquire convertible preferred stock on an as-converted to common stock basis and including all shares of Common Stock issuable upon the exercise of outstanding warrants or options) which such Participation Rights Investor holds of record immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (treating all shares of convertible preferred stock or warrants to acquire convertible preferred stock on an as-converted to common stock basis and including all shares of Common Stock issuable upon the exercise of outstanding warrants or options) immediately prior to the issuance of such Equity Securities.

4.2          EXERCISE OF RIGHTS.  If the Company proposes to issue any Equity Securities, it shall give each Participation Rights Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Participation Rights Investor shall have fifteen (15) business days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Participation Rights Investor that would cause the Company to be in violation of applicable federal or State Securities Laws by virtue of such offer or sale.

4.3          ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS.  If not all of the Participation Rights Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Participation Rights Investors that have so elected (the “Participating Investors”) and offer the Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have five (5) business days after receipt of such notice to notify the Company of such Participating Investor’s election to purchase all or a portion thereof of the unsubscribed shares. If the Participation Rights Investors fail to exercise in full the participation rights set forth in Section 4.2 hereof and this Section 4.3, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Participation Rights Investors’ rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s original notice of the sale of such Equity Securities to the Participation Rights Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of such notice, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

4.4          TERMINATION AND WAIVER OF PARTICIPATION RIGHTS. The participation rights established by this Section 4 shall not apply to, and shall terminate upon the earlier of (a) the effective date of the registration statement pertaining to the Company’s Initial Offering, or

(b) a Change in Control. The participation rights set forth in this Section 4 may be amended, or any provision waived, with the written consent of Participation Rights Investors holding a majority of the shares of Common Stock held by such Participation Rights Investors (treating all shares of convertible preferred stock or warrants to acquire convertible preferred stock on an as-converted to common stock basis), or as permitted by Section 5.5.

4.5          TRANSFER OF PARTICIPATION RIGHTS.  The participation rights set forth in this Section 4 are transferable, subject to the same limitations set forth in Section 2.10 hereof.

4.6          SALE WITHOUT NOTICE.  Notwithstanding the forgoing, in lieu of giving notice to the Participation Rights Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Participation Rights Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Participation Rights Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Participation Rights Investor, maintain such Participation Rights Investor’s pro rata share (as set forth in Section 4.1) of the Company’s Equity Securities. The closing of such sale shall occur within sixty (60) days of the date of notice to the Participation Rights Investors.

4.7          LOSS OF PARTICIPATION RIGHTS. Unless either (i) a majority in interest of the Participation Rights Investors, voting together as a single class on an as-converted to Common Stock basis, or (ii) the Board (including the vote of the directors elected by the Preferred) elects otherwise, in the event a Participation Rights Investor fails to purchase its pro rata share pursuant to this Section 4, then such Participation Rights Investor shall no longer have any rights pursuant to this Section 4 relating to any subsequent offering of Equity Securities by the Company.

4.8          EXCLUDED SECURITIES. The participation rights set forth in this Section 4 shall not apply to the following Equity Securities:

(a)           shares of the Common Stock issued or issuable upon conversion of any shares of the Preferred Stock;

(b)           shares of the capital stock of the Company issued in payment of the Series A Accruing Dividends (as defined in the Restated Certificate) or shares of the capital stock of the Company issued in payment of Accruing Dividends (as defined in the Restated Certificate) on shares of Preferred Stock outstanding as of the date hereof;

(c)           shares of the Common Stock, including options, warrants or other rights to purchase up to such number of shares of the Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), issued, sold or granted to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the members of the Board;

(d)           shares of the Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)           shares of the Common Stock or the Preferred Stock issued or issuable pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the date hereof;

(f)            shares of the Common Stock or Preferred Stock and/or options, warrants or other rights to purchase the Common Stock or the Preferred Stock issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by a majority of the members of the Board; and

(g)           any equity securities issued or issuable in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided, however, that the issuance of shares therein has been approved by the Board; and

(h)           any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

SECTION 5.  MISCELLANEOUS.

5.1          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Michigan located in Washtenaw County and the United States District Court for the Eastern District of Michigan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.2          SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3          ENTIRE AGREEMENT.  This Agreement, together with (i) that certain Right of First Refusal and Co-Sale Agreement by and among the Company, the Key Holders (as defined therein) and the Investors dated as of the date hereof; (ii) that certain Voting Agreement by and among the Company, the Key Holders (as defined therein) and the Investors dated as of the date hereof; and (iii) only as to the Investors, that certain Series A Preferred Stock Purchase Agreement, of even date herewith, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.4          [RESERVED]

5.5          SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6          AMENDMENT AND WAIVER.

(a)           Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities. Any such amendment or modification effected in accordance with this Section 5.5(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b)           Subject to Section 5.5(c) below, any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c)           Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the Registrable Securities. Any such waiver effected in accordance with this Section 5.5(c) shall be binding on all parties hereto, even if they do not execute such consent.

(d)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.7          DELAYS OR OMISSIONS.  No delay or omission to exercise any right, power, or remedy accruing to any person or entity hereunder (including, without limitation, any Holder), upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any such person’s or entity’s part of any breach, default or noncompliance under the Agreement or any waiver on such person or entity’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any such person or entity, shall be cumulative and not alternative.

5.8          NOTICES.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth herein or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.9          ATTORNEYS’ FEES.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10        TITLES AND SUBTITLES.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11        ADDITIONAL INVESTORS.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of the Preferred, any purchaser of such shares of the Preferred shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.12        AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons, or persons (which, with respect to a partnership, shall include its general and limited partners, as well as the members or partners of any general partner of such partnership) or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13        COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures or by .pdf signature.

SIGNATURES ON THE FOLLOWING PAGES

The parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

GEMPHIRE THERAPEUTICS, INC.

By:	/s/ Mina Sooch
Name:	Mina Sooch
Its:	President & CEO

GEMPHIRE THERAPEUTICS INC.
INVESTOR RIGHTS AGREEMENT SIGNATURE

THE INVESTORS:

The Charles L. Bisgaier Trust		Arvinder S. Sooch Trust
Dated November 8, 2000		Dated September 20, 2006

/s/ Charles Bisgaier		/s/ Arvinder Sooch
Name:	Charles Bisgaier	Name:	Arvinder Sooch
Its:	Trustee	Its:	Trustee

Margaret M. McShane Trust

/s/ Margaret McShane		Mary C. Vandewiele Trust U/A
Margaret McShane		Dated October 13, 2004
Its:	Trustee

/s/ Tushar Amin		/s/ Mary C. Vandewiele
Tushar Amin		Name:
Its:

/s/ Vishal J. Bhagat
Vishal J. Bhagat		Glenn D. Steeg Trust
Dated April 23, 2003

/s/ Dakshesh S. Patel
Dakshesh S. Patel		/s/ Glenn Steeg
		Name:	Glenn Steeg
		Its:	Trustee
W3 Holdings, Inc.

/s/ Mona Patel
/s/ Kevin Williams		Mona Patel
Name:	Kevin Williams
Its:	President
/s/ Edward Lowenschuss
Edward Lowenschuss

GEMPHIRE THERAPEUTICS INC.
INVESTOR RIGHTS AGREEMENT SIGNATURE

Western Michigan University Research Foundation Biosciences Research & Commercialization Center		Chain S. Sandhu IRRV Trust for Children of Jatinder-Bir S. Sandhu

/s/ Patti Vanwalbeck
Name:	Patti Vanwalbeck	/s/ Chain S. Sandhu
Its:	Assistant Treasurer	Name: Chain S. Sandhu
Its: Trustee

/s/ Amy Samuelson
Amy Samuelson		Chain S. Sandhu IRRV Trust for Children of Jasdeep S. Sandhu

/s/ Steve Zelkowitz		/s/ Chain S. Sandhu
Steve Zelkowitz		Name: Chain S. Sandhu
Its: Trustee

/s/ Jatinder-Bir Sandhu
Jatinder-Bir Sandhu		/s/ Michele C. Johnson
Michele C. Johnson

JSI, 2 LLC
/s/ Thomas Fritz 3/27/15
Thomas Fritz
/s/ Jasdeep Sandhu
Name:	Jasdeep Sandhu
Its:	Member	Sumer Pek & Marilyn Katz-Pek
Revocable Living Trust
Dated January 7,2014
/s/ Chain S. Sandhu
Chain S. Sandhu
/s/ Sumer Pek
Sumer Pek

/s/ Marilyn Katz-Pek
Marilyn Katz-Pek
		Its:	Trustees

GEMPHIRE THERAPEUTICS INC.
INVESTOR RIGHTS AGREEMENT SIGNATURE

/s/ Ravish Sachar		The Russell J. Bloem Trust
Ravish Sachar
/s/ Russell Bloem
		Name:	Rubbell Bloem
s/ Andy Sassine		Its:	Trustee
Andy Sassine

Ravinder S. Sandhu &
Daybreak Investments, LLC		Amy K. Gill-Sandhu

/s/ Nate Dalton		/s/ Ravinder S. Sandhu
Name:	Nate Dalton	Ravinder S. Sandhu
Its:	Manager

/s/ Amy K. Gill-Sandhu
/s/ Nainoor Thakore		Amy K. Gill-Sandhu
Nainoor (Nick) Thakore

/s/ Douglas Finch
/s/ Joseph F. Lord III		Douglas Finch, co-Trustee
Joseph F. Lord III		Douglas C. Finch Trust u/a/d April 18, 2014

Amherst Fund II, LLC		/s/ Christopher Gutek
Christopher Gutek
/s/ Matt Turner
Name:	Matt Turner
Its:	President & CEO	Trout Creek Ventures, LP
By Trout Creek Ventures Management
Its General Partner

		By	/s/ Paul D’Amato
		Name:	Paul D’Amato
		Its:	Managing Director

GEMPHIRE THERAPEUTICS INC.
INVESTOR RIGHTS AGREEMENT SIGNATURE

Grand Angels Co-Investment Fund I, LLC		Cassin, LLC
By Grand Angels Company, LLC
Its Manager		/s/ Carolyn Cassin
Carolyn Cassin
CEO
/s/ Jody D. Vanderwel
Name:	Jody D. Vanderwel
Its:	President	BWA Gemphire Investment Group, LLC

/s/ Kenneth W. Kousky
Detroit Innovate Fund I, LP		Kenneth W. Kousky
Manager

/s/ Martin Dober
Name:	Martin Dober	/s/ Daniela Oniciu
Its:	Managing Director	Daniela Oniciu

P. Kent Hawryluk Revocable Trust

/s/ P. Kent Hawryluk
Name:
Its:

Zubrycki Johnson Family Trust

/s/ Genevieve Zubrycki
Name:	Genevieve Zubrycki
Its:	Trustee

GEMPHIRE THERAPEUTICS INC.
INVESTOR RIGHTS AGREEMENT SIGNATURE

AMENDMENT NO. 1 TO

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Investor Rights Agreement is entered into as of April 14, 2016 (this “Amendment”) by and among Gemphire Therapeutics Inc., a Delaware corporation (the “Company”), and the stockholders of the Company signatory hereto (the “Approving Stockholders”).  Capitalized terms used herein without definition have the meanings ascribed to them in the Original Agreement (as defined below).

WHEREAS, the Company and certain of its stockholders are parties to an Investor Rights Agreement dated as of March 31, 2015 (the “Original Agreement”);

WHEREAS, the Company is a party to that certain Note Purchase Agreement by and among the Company and the Purchasers set forth therein, dated as of July 31, 2015, as amended (the “Note Purchase Agreement”) pursuant to which the Company has issued its Convertible Promissory Notes (the “Notes”) to the Purchasers named therein (the “Purchasers”);

WHEREAS, as of the date hereof, the Company is entering into joinders (the “Joinders”) to the Note Purchase Agreement with certain additional Purchasers, pursuant to which the Company has agreed to sell, and such Purchasers have agreed to purchase, additional Notes, and as a condition to the consummation of the transactions contemplated by the Joinders and the Note Purchase Agreement, the Company and the Approving Stockholders are required to enter into this Amendment.

WHEREAS, the Original Agreement may be amended with the written consent of (a) the Company, (b) the holders of a majority of the Registrable Securities (as defined in the Original Agreement), and (c) the holders of a majority of the Registrable Securities Deemed Outstanding (as defined in the Original Agreement); and

WHEREAS, the signatories to this Amendment include each of the parties necessary to effectuate an amendment to the Original Agreement which is binding upon all of the parties thereto;

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Parties to Agreement.  This Approving Stockholders hereby acknowledge that each Purchaser who has purchased or shall purchase a Note or Notes in the aggregate principal amount of at least $1,000,000 (the “New Investors”) shall become parties to the Original Agreement as “Investors” thereunder, effective upon their execution and delivery of a counterpart signature page hereto or thereto; provided that the Company and the Approving Stockholders agree that the New Investors shall have no rights or obligations pursuant to Sections 3 and 4 of the Original Agreement.

2.                                      Amendment to Original Agreement.

(a)                                 The following definitions shall be added as new Sections 1.1(h) and 1.1(i) (and the following subsections of Section 1.1 shall be renumbered accordingly):

““New Investors” means each Investor who has purchased or shall purchase a New Investor Note or New Investor Notes in the aggregate principal amount of at least $1,000,000.”

“New Investor Notes” means the Convertible Subordinated Promissory Note or Notes issued pursuant to that certain Note Purchase Agreement among the Company and the Purchasers set forth therein dated as of July 31, 2015, as amended.”

(b)                                 The definition of “Registrable Securities” shall be replaced by the following:

““Registrable Securities” means (i) Common Stock of the Company issued or issuable upon conversion of the Preferred and/or the New Investor Notes and (ii) any other shares of Common Stock of the Company held beneficially or of record (or issuable upon the conversion or exercise of any warrant, right or other security which is held beneficially or of record) by a holder of the securities described in the foregoing clause (i). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.”

(c)                                  The Company and the Approving Stockholders acknowledge and agree that the attached Exhibit A (Schedule of Investors) shall be attached to the Original Agreement (as amended by this Amendment) as the current Schedule of Investors who are parties thereto.

3.                                      Binding Effect; Assignment.  This Amendment shall be binding upon and inure to the benefit of the Company and the Investors and their respective heirs, successors and assigns.

4.                                      Other Provisions.  Except as amended hereby, all other provisions of the Original Agreement shall remain in full force and effect.  For the avoidance of doubt, in the event of any conflict between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall control.

5.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to its principles of conflicts of laws.

6.                                      Counterparts. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Original Agreement as of the date first above written.

GEMPHIRE THREAPEUTICS INC.

By:	/s/ Mina Sooch
	Name:	Mina Sooch
	Title:	President and CEO

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Original Agreement as of the date first above written.

INVESTOR:

EXCEL VENTURE FUND II, L.P.
by its General Partner
Excel Ventures II GP, LLC

By:	/s/ Steven Gullans
Name:	Steven Gullans
Title:	Manager

(Additional Investor Signature Pages Follow)

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

ADDITIONAL INVESTORS:

The Charles L. Bisgaier Trust
Dated November 8, 2000

/s/ Charles Bisgaier
Name:	Charles Bisgaier
Its:	Trustee

Capital Midwest Fund III, LP

/s/ Alvin Vitangcol
Name:	Alvin Vitangcol
Its:	General Partner

The Margaret M. McShane Revocable Trust

/s/ Margaret McShane
Name:	Margaret McShane
Its:	Trustee

/s/ Tushar Amin
Tushar Amin

Vishal J. Bhagat

Dakshesh S. Patel

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

W3 Holdings, Inc.

Name:	Kevin Williams
Its:	President

Arvinder S. Sooch Trust
Dated September 20, 2006

/s/ Arvinder Sooch
Name:	Arvinder Sooch
Its:	Trustee

Mary C. Vandewiele Trust U/A
Dated October 13, 2004

Name:	Mary C. Vandewiele
Its:	Trustee

Glenn D. Steeg Trust
Dated April 23, 2003

Name:	Glenn Steeg
Its:	Trustee

Mona Patel

/s/ Edward Lowenschuss
Edward Lowenschuss

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

Ravish Sachar

/s/ Andy Sassine
Andy Sassine

Daybreak Investments, LLC

/s/ Nathaniel Dalton
Name:	Nathaniel Dalton
Its:	Manager

/s/ Nainoor Thakore
Nainoor Thakore

Joseph F. Lord III

Amherst Fund II, LLC

/s/ Matt Turner
Name:	Matt Turner
Its:	President

The Russell J. Bloem Trust

Name:	Russell J Bloem
Its:	Trustee

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

Ravinder S. Sandhu &
Amy K. Gill-Sandhu

Ravinder S. Sandhu

Amy K. Gill-Sandhu

Douglas C. Finch Trust
u/a/d April 18, 2014

Name:	Douglas C. Finch
Its:	Trustee

Christopher Gutek

Trout Creek Ventures, LP

Name:	Paul D’Amato
Its:	Managing Director

Western Michigan University Research Foundation acting on behalf of Biosciences Research & Commercialization Center (BRCC)

Name:	Patti VanWalBeck
Its:

Amy Samuelson

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

Steve Zelkowitz

Jatinder-Bir Sandhu

JSI, 2 LLC

Name:	Jasdeep Sandhu
Its:	President

Chain S. Sandhu IRRV Trust for
Children of Jasdeep S. Sandhu

Name:	Chain S. Sandhu
Its:	Trustee

Chain S. Sandhu IRRV Trust for
Children of Jatinder-Bir S. Sandhu

Name:	Chain S. Sandhu
Its:	Trustee

Chain S. Sandhu

Thomas Fritz

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

Sumer Pek & Marilyn Katz-Pek Revocable Living Trust
Dated January 7, 2014

Sumer Pek
Its:	Trustee

Marilyn Katz-Pek
Its:	Trustee

Grand Angels
Co-Investment Fund I, LLC

Name:	Jody Vanderwel
Its:	President

Michele C. Johnson

Detroit Innovate Fund I, L.P.

Name:	Martin Dober
Its:	Vice President

/s/ Carmen Daniela Oniciu
Carmen Daniela Oniciu

BWA Gemphire Investment Group, LLC

/s/ Kenneth W. Kousky
Name:	Kenneth W. Kousky
Its:	Program Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

P. Kent Hawryluk Revocable Trust

/s/ P. Kent Hawryluk
Name:	P. Kent Hawryluk
Its:	Trustee

Cassin, LLC

Name:	Carolyn Cassin
Its:	President

Zubrycki Johnson Family Trust

Name:	Genevieve Zubrycki
Its:	Trustee

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

[To be added.]